TIMES SQUARE TOWER FORM

SUBLEASE AGREEMENT

BETWEEN

O’MELVENY & MYERS LLP

AND

RESOURCES CONNECTION, LLC

dba RESOURCES GLOBAL PROFESSIONALS

______________________________________________

__________________________________________

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SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is dated as of July ___, 2018 for reference purposes only, by and between O’MELVENY & MYERS LLP, a California limited liability partnership (“Sublandlord”) and RESOURCES CONNECTION, LLC,  a  Delaware limited liability corporation, dba RESOURCES GLOBAL PROFESSIONALS (“Subtenant”) for premises at 7 Times Square Tower, New York, New York 10036 (the “Building”).

RECITALS

A.No. 1 Times Square Development LLC (“Landlord”) and Sublandlord, as tenant entered into a certain Lease dated January 28, 2003, regarding the leasing of space in the Building.  The Lease, as amended (with the Lease and amendments further described in Exhibit A), is referred to herein as the Master Lease, a copy of which has been provided to Subtenant..

B.Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the entire premises located on the 37th floor of the Building on the terms and conditions hereinafter provided.

C.Sublandlord and Subtenant are submitting this Sublease to Landlord for its consent pursuant to that certain Consent to Sublease Agreement (the “Consent”) substantially in the form attached as Exhibit C.  Upon the execution of the Consent by all parties, the terms of the Consent shall be incorporated in this Sublease by this reference.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. SUBLEASED PREMISES

Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, approximately 28,415 rentable square feet of space, being the entirety of the 37th floor of the Building (the “Subleased Premises”) as more particularly described on Exhibit B attached hereto.  The square footage set forth in the immediately preceding sentence shall be conclusive for purposes of this Sublease and shall not be subject to adjustment and/or remeasurement.

2. MASTER LEASE
2.1 Incorporation of Master Lease

This Sublease is subject to and subordinate to the Master Lease, except as otherwise set forth in Section 15 below.  All of the covenants, agreements, terms, conditions and provisions of the Master Lease relating to or applicable to the tenant under the Master Lease, but only insofar as such terms, conditions and provisions relate to the Subleased Premises and any related uses or occupancy of the Building, are incorporated herein and made a part hereof with the same force and effect as if set forth at length herein, it being understood and agreed that said provisions shall

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fix the rights and obligations of Subtenant with the same effect as if Subtenant were the tenant named in the Master Lease, except that (i) any reference to the “Landlord” in the Master Lease shall mean Landlord and Sublandlord, (ii) any reference in the Master Lease to “Tenant” shall mean Subtenant, and (iii) provisions of the Master Lease not applicable to the 37th Floor and the Subleased Premises, or the use thereof or related uses of the Building, or specifically overridden by this Sublease, shall not be incorporated into or applicable to this Sublease.  As an example, Subtenant’s liability for the payment of Base Rent and Additional Rent shall be limited to amounts set forth in this Sublease. Subtenant agrees that Sublandlord shall have all of the rights and remedies of Landlord under the Master Lease relating to the Subleased Premises with respect to Subtenant as if such rights and remedies were fully set forth herein.  As between Sublandlord and Subtenant, (x) the last sentence of Section 36.1(a) and the limitations on liability in the last sentence of Section 36.1(c) of the Master Lease shall be disregarded, it being the intent of the parties that recourse against Sublandlord not be limited by such two sentences, and (y) in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.  The rights of Subtenant to use and occupy the Subleased Premises shall be as set forth in this Sublease and shall in no event include or be deemed to include any right on the part of Sublandlord to renew, extend, expand, exercise a right of first refusal or first offer, exercise full or partial termination rights, or hold over, unless such right is specifically conferred on Subtenant hereunder.

In all provisions of the Master Lease requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of Sublandlord hereunder except as otherwise provided herein (which shall be given or withheld in accordance with the terms and provisions of this Sublease), and of Landlord.  In circumstances where Landlord’s approval or consent has been obtained, Sublandlord’s grounds for disapproval or withholding consent shall be limited to elements of the transaction or request that increase Sublandlord’s risk or increase its costs; provided that (i)  Sublandlord’s consent to any sub/sublease or assignment of Sublease shall be given or denied independently from the Landlord and (ii) in all situations where Sublandlord’s consent or approval is required, Sublandlord shall be limited by the standard of reasonableness in making its determination.  Sublandlord represents that the Master Lease is the only agreement existing among Landlord and Sublandlord with respect to the Subleased Premises and that Subtenant shall have no obligations except as provided in this Sublease and in the Master Lease.

2.2 Sublandlord’s Limited Obligations

Subject to the limitations set forth in this Section 2.2, (i) Sublandlord shall observe and perform for the benefit of Subtenant, the terms of the Master Lease which are necessary and required to give Subtenant the benefits and rights provided by this Sublease; provided that any actions, omissions or defaults by Subtenant which impair or prevent Sublandlord’s performance of this commitment, shall reduce Sublandlord’s obligations accordingly hereunder, (ii) so long as Subtenant is not in material monetary or non-monetary default hereunder beyond applicable notice, cure and/or grace periods, Sublandlord shall not take any action that would trigger any recapture or underletting right of Landlord with respect to the Subleased Premises; and (iii) to the extent not inconsistent with the agreements or understandings expressed in this Sublease or applicable only to the original parties to the Master

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Lease, the terms, provisions, covenants and conditions of the Master Lease are hereby incorporated herein by reference and the term “Landlord” as used in the Master Lease shall refer to Sublandlord hereunder, it successors and assigns.  Notwithstanding any other provision of this Sublease to the contrary, including, but not limited to Section 2.1 above, Sublandlord shall have no liability by reason of:  (i) any default of Landlord under the Master Lease, or (ii) any failure of Landlord to comply with its obligations under the Master Lease except as expressly provided herein.  If Sublandlord shall fail to fulfill any obligation of Sublandlord hereunder and if such failure is caused by the failure of Landlord to comply with its obligations under the Master Lease or arising by operation of law, Sublandlord shall have no obligation or liability by reason of such failure, this Sublease will remain in full force and effect and Subtenant will continue to pay Rent without any abatement, deduction or offset, except that if rent is abated under the Master Lease in respect of the Subleased Premises, then Rent under this Sublease shall be proportionately abated.  Subtenant shall be subrogated to the rights of Sublandlord to enforce the obligations of Landlord under the Master Lease insofar as such obligations relate to the Subleased Premises and such subrogation is not otherwise prohibited; and if such subrogation is prohibited, then at Subtenant’s written request Sublandlord will use commercially reasonable efforts to enforce the obligations of Landlord under the Master Lease as applicable to the Subleased Premises with reasonable attention to limiting the duration and effect thereof. Without limiting the generality of the foregoing sentences, (or Sublandlord’s obligation to take commercially reasonable measures as directed by Subtenant),  Subtenant understands that the supplying of heat, light, water, air conditioning, electricity and other utilities, janitorial, cleaning, window washing and elevator services, the provision of any other services, the construction or replacement of any improvements, and building maintenance and repair are the obligations of Landlord (except as provided herein), and that Sublandlord has no control with respect to the same, shall have no responsibility in connection therewith (except as otherwise expressly provided in this Sublease), and shall not be liable in any way with respect to the failure of or interference with any of such services or facilities; provided, however that Sublandlord shall use reasonable efforts to cause Landlord to observe and/or perform Landlord’s obligations under the Master Lease, including, without limitation, Landlord’s obligation to provide such services or utilities. Sublandlord shall also use reasonable efforts to pursue rent abatement rights under the Master Lease that may pertain to the Subleased Premises, at Subtenant’s written direction.

If, in accordance with Subtenant’s written request, Sublandlord shall commence any proceeding or take any other action to enforce the obligations of Landlord insofar as such obligations relate to the Subleased Premises, or if Subtenant takes any such action pursuant to this Section 2.2, Subtenant agrees to indemnify, defend (with legal counsel reasonably acceptable to Sublandlord), and hold harmless Sublandlord from and against any liabilities, costs or expenses (including attorneys’ fees) which Sublandlord may actually incur in connection therewith or by reason thereof (excluding any such amounts directly arising from Sublandlord’s negligence or willful misconduct).  In the event that Sublandlord and Subtenant are unable to resolve a material dispute with Landlord over Landlord’s obligations (after consultations, negotiations and taking other commercially reasonable measures to do so), and subject to the indemnity above, Subtenant may request Sublandlord in writing to commence a cause of action or other proceedings with respect to the Master Lease to enforce the Landlord obligation in question.  In the event of any conflict between the terms of this Section 2.2 and the terms of Section 2.1 above, the terms of this Section 2.2 shall prevail.  Sublandlord shall pay all rent as

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and when due under the Master Lease. Subtenant shall reimburse Sublandlord for any late charges or interest due under the Master Lease arising directly out of any late payments by Subtenant of rent due under this Sublease, provided such late charges or interest are actually paid by Sublandlord to Landlord.  Sublandlord further represents that (i) the Master Lease is in full force and effect and that Sublandlord is not in default thereunder and (ii) a true, correct and (except for the strikeouts as set forth in the redacted version of the Master Lease attached as Exhibit A) complete copy of the Master Lease is attached as Exhibit A.

2.3 Adherence To Master Lease

Except as otherwise expressly set forth herein, Subtenant hereby covenants and agrees (a) to perform and observe all of the agreements, covenants, terms, conditions and provisions of the Master Lease with respect to the Subleased Premises (and the Building and common areas, to the extent applicable) to the extent that the same are not modified or amended by this Sublease, (b) to recognize and to accept all of Sublandlord’s rights and remedies with respect to the Subleased Premises and the Building as set forth in the Master Lease and the limitations of Sublandlord’s obligations with respect thereto as set forth in Section 2.2 above, (c) that it shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease with respect to the Subleased Premises (and the Building and common areas, to the extent applicable) (including, without limitation, any act or omission which with the passage of time or the giving of notice, or both, would constitute a default under the Master Lease), and (d) that notwithstanding any other provision of this Sublease to the contrary, any act or omission which would constitute a default under the Master Lease with respect to the Subleased Premises (including, without limitation, any act or omission which with the passage of time or the giving of notice, or both, would constitute a default under the Master Lease with respect to the Subleased Premises) shall constitute a default hereunder.

2.4 HVAC

If Subtenant desires to utilize HVAC outside of the standard HVAC hours described in the Master Lease, Subtenant shall notify Landlord directly of such request in accordance with the terms and provisions of the Master Lease.  Subtenant shall pay for such after-hours HVAC service at the rate that Landlord charges for such service in accordance with the Master Lease.  Sublandlord will endeavor to establish a direct billing relationship between Landlord and Subtenant with respect to after-hours HVAC services.  If Master Landlord bills Subtenant directly for such after‑hours HVAC, Subtenant shall pay such bill to Master Landlord in accordance with the terms and provisions of the Master Lease.  As a matter of information, Building HVAC hours are currently 8:00 am through 8:00 pm, Monday - Friday; however, the foregoing hours are not being guaranteed by Sublandlord.

Subtenant shall reimburse Sublandlord for all actual condenser water charges attributable to the Subleased Premises, including any amounts associated with supplemental HVAC units that service the Subleased Premises , within thirty (30) days of invoice. If Landlord invoices Subtenant directly for such condenser water usage, Subtenant shall pay such invoiced amount directly to Landlord in accordance with Landlord’s requirements. Any unpaid amounts shall constitute Additional Rent as defined below.  For informational purposes, the current

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charge imposed by Landlord for condensed water on the 37th floor is $5,777.40 per year, or $481.45 per month.    The Subleased Premises contains the following supplemental HVAC units: (i)  two (2) conference rooms on the east side of the Subleased Premsies with a three (3) ton unit each, (ii) one (1) conference room on the north side of the Subleased Premisies with a three (3) ton unit and (iii) an IT room on the north side of the Subleased Premises with a five (5) ton unit.

2.5 ELECTRICAL

Electricity shall be provided to the Subleased Premises by way of direct meter, the cost of which shall be borne by Subtenant.  Section 10.2 of the Master Lease covers the provision of electricity and Subtenant shall pay all of such charges directly to the Electricity Provider (as defined in the Master Lease).

3. TERM

3.1Initial Term

The term of this Sublease (the “Term”) shall commence on the later of (i) the date the Subleased Premises are delivered to Subtenant meeting the Delivery Condition as defined in Section 7.1, vacant, broom-clean, and free of tenancies or occupancies, and (ii) the date on which Landlord’s Consent is given as provided in Article 5 (the “Commencement Date”).  Sublandlord and Subtenant shall confirm the Commencement Date and Base Rent dates under Section 4.3(a) in writing upon Sublandlord’s delivery of the Subleased Premises in accordance with this Section 3 (“Commencement Date Notice”).  Except as specifically provided in this Sublease, and so long as the Subleased Premises are delivered in the Delivery Condition, there are no conditions to Subtenant’s obligation to accept the Premises in their "AS IS" condition on the Commencement Date.  The Term shall expire as to the entirety of the Subleased Premises at 5:00 p.m. on June 29, 2024, unless sooner terminated under Article 13.

3.2Renewal Option

[NONE]

4.	RENT
4.1 Definitions

For purposes of this Sublease, the following terms shall have the meanings set forth below:

(a) “Additional Rent” shall mean the sums payable pursuant to Section 4.4 below.
(b) “Base Rent” shall mean the sums payable pursuant to Section 4.3 below.

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(c) “Rent” shall mean, collectively, Base Rent, Additional Rent and Other charges.
4.2 Rent Payments

Subject to the rent abatement provided in  Section 4.6 below, commencing on the Commencement Date, Base Rent shall be payable to Sublandlord in advance in equal monthly installments on the first day of each calendar month during the Term without any offset or deduction whatsoever, unless otherwise expressly provided in this Sublease.  All Rent shall be payable in lawful money of the United States, by regular check of Subtenant or by automatic deposit, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.  Base Rent for the first and last calendar months for which Rent is payable hereunder, if less than a full month, shall be prorated on the basis of the actual number of days in the month.

4.3 Base Rent
(a) Base Rent for the Subleased Premises shall be as set forth below (collectively, “Base Rent”):

MonthsBase Rent/RSF/YRBase Rent/Month

Commencement Date - 36th month$  61.00$144,443

37th month- June 29, 2024$ 64.00$151,547

The specific dates shall be specified in the Commencement Date Notice delivered under Section 3 hereof.

(b) For purposes of the calculation of Additional Rent described in Section 4.4 below and with reference to Article 7 of the Master Lease and the Third Amendment to the Master Lease, “[Sub]Tenant’s Share of Taxes and [Sub]Tenant’s Share of Operating Expenses” on the Subleased Premises shall be 2.27% and 2.35% respectively.  The foregoing percentages have been calculated by Landlord comparing the Subleased Premises to the Building as a whole.

4.4 Additional Rent

Subtenant shall pay to Sublandlord as Additional Rent its share (as set forth in  Section 4.3(b) above) of the amount by which (i) amounts payable by Sublandlord to Landlord pursuant to Article 7 of the Master Lease in respect of Taxes and Operating Expenses, exceed (ii) applicable amounts for each such category payable by Sublandlord to Landlord under Article 7 of the Master Lease for the calendar year ending December 31, 2019, with such payments to commence January 1, 2020.  Subtenant understands that the term “Taxes” includes “Payment in Lieu of Taxes” known as “PILOT.”

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Subtenant shall also pay (w) the share of BID Taxes applicable to the Subleased Premises, (x) any Theater Surcharge or Percentage Rent as applicable to the 26th floor under the Master Lease , (y) the Annual HVAC Special Charge, which is currently set at $5,643.24 per year and subject to increase from time to time and (z) the condenser water charges imposed by Landlord and referenced in Section 2.4 above.  For informational purposes, Percentage Rent for the 37th floor is currently $5,531.40 per year and is set to increase to $8,297.16 on July 1, 2019. Sublandlord shall invoice Subtenant at the same frequency it receives and invoice from Landlord for all such components of Additional Rent, which invoices will be based upon Landlord’s calculation or estimate of such charges in the applicable year (EXCEPT AS SET FORTH BELOW), and Subtenant shall pay such Additional Rent to Sublandlord within 30 days after Subtenant’s receipt of an invoice therefor.  Such Additional Rent, together with any and all other amounts payable by Subtenant to Sublandlord pursuant to the terms of this Sublease, shall be hereinafter referred to as the “Additional Rent.”

Additional Rent charges shall also be subject to annual reconciliation as determined by Landlord under the Master Lease (“Landlord’s Reconciliation”), and Subtenant understands that such Landlord’s Reconciliation for the final year of the Sublease may not be available until after the expiration of the Term.  Subtenant shall promptly pay to Sublandlord any underpayment identified by the post-Term Landlord’s Reconciliation and Sublandlord shall promptly refund to Subtenant any overpayment identified therein, even if the applicable Landlord’s Reconciliation occurs after the expiration of the Term; provided that the foregoing obligation shall terminate two (2) years following the applicable tax year or calendar year.  The foregoing obligation shall survive the termination of this Sublease, so long as any revised statement is sent by Sublandlord to Subtenant with two (2) years of the applicable tax year or calendar year.  It is the intent of the parties with respect to Additional Rent, that Sublandlord shall not profit from the pass through, but shall rather reconcile all pass throughs on an annual basis based on Landlord’s Reconciliation under the Master Lease.  Upon written request from Subtenant from time to time, Sublandlord shall provide any applicable documentation delivered by Landlord to Sublandlord, which evidences such Additional Rent.

4.5 Other Charges

If, pursuant to any provisions of the Master Lease or this Sublease, any payments for any other rent under the Master Lease or for services or other charges allocable in whole or in part to the Subleased Premises shall be payable because of services ordered by Subtenant, activities undertaken by or, following a request by Subtenant, on behalf of Subtenant, Subtenant’s use or occupancy of the Subleased Premises or Subtenant’s default under the Master Lease or hereunder, then Subtenant shall promptly pay to Sublandlord or Landlord, as appropriate, all such actual payments or other charges within 30 days of Subtenant’s receipt of an invoice therefore.  All such charges described in this Section 4.5 shall be considered “Rent” hereunder until paid to Landlord or Sublandlord, as the case may be.

4.6 Rent Abatement

All Base Rent with respect to months prior to June 1, 2019 shall be abated,

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so long as Subtenant shall not be in default under Article 13 hereof beyond any notice and cure periods.

4.7Limited Audit Right

Subtenant shall have no audit rights with respect to any Additional Rent or Other Charges assessed in this Sublease, except as necessary to confirm that Landlord’s annual reconciliation matches what Subtenant actually paid under this Section 4.  Notwithstanding the foregoing, Sublandlord shall cooperate with Subtenant in pursuing reasonable limited inquiries of Landlord and negotiating in good faith to resolve any disputed items.

5. CONDITIONS PRECEDENT: Landlord Consent and Non-Disturbance Agreement

The effectiveness of this Sublease and each party’s obligations hereunder are subject to the consent of Landlord pursuant to the Master Lease, and Landlord’s delivery of the Non-Disturbance Agreement provided for in setion 14.12 of the Master Lease. Subtenant shall reimburse Sublandlord for the actual costs (including Landlord’s legal fees) charged to Sublandlord by Landlord for the Non-Disturbance Agreement, with such reimbursement obligation constituting Additional Rent. The provisions of this section are intended to be an express provision to the contrary within the meaning of Section 223-a of the New York Real Property Law or any successor legal requirement.  Landlord’s consent to this Sublease is an express condition to Sublandlord’s obligation to deliver the Subleased Premises to Subtenant, and Sublandlord agrees to use its good faith diligent efforts to obtain such consent from Landlord.

6. USE

The Subleased Premises may be used for the general offices purposes permitted under the Master Lease.

7. CONDITION OF AND IMPROVEMENTS TO SUBLEASED PREMISES
7.1 Delivery Condition

Except as provided in this Section 7, Sublandlord shall deliver the Subleased Premises to Subtenant in an “AS IS/WHERE IS” condition, and Subtenant agrees to accept possession of the Subleased Premises in its “Delivery Condition” (as defined hereinbelow), without any further obligation on the part of Sublandlord to make any alterations, decorations, installations or improvements not specifically described in this Section 7.  Sublandlord represents that it has not used or disposed of any “hazardous materials” (as such term is defined under federal laws) in the Subleased Premises except in accordance with applicable law.

“Delivery Condition” shall mean the following, all of which shall be undertaken and completed by Sublandlord at its sole cost and expense:

(a) Remove all workstations (i.e,., non-built in furniture) in open areas;

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(b) Any and all film or mylar on the glass fronts within the Subleased Premises shall be removed in a manner that does not damage or alter the condition of the existing installation;

(c) All missing blinds/blind pockets shall be repaired or replaced so as to be uniform throughout the Subleased Premises;

(d) All systems, including mechanical, electrical and plumbing, that serve the Subleased Premises shall be delivered in good working order and condition;

(e) To the extent available and provided by Landlord, riser capacity for voice and data cabling shall be provided to points of presence in the building and within Subtenant’s Subleased Premises, with any charge to Subtenant limited to that imposed by Landlord;

(f) The Subleased Premises shall be free of environmentally hazardous materials (including mold) to the best of Sublandlord’s knowledge.

7.2 Subtenant Improvements

The design and construction of all alterations and improvements in the Subleased Premises made by Subtenant on or after the Commencement Date shall be undertaken in compliance with Article 4 of the Master Lease, at Subtenant’s sole cost and expense. Subtenant’s “Initial Improvement Plan” is attached as Exhibit E.  Subtenant shall not make any alterations or improvements to the Subleased Premises prior to the Commencement Date, and no alterations or improvements are permitted without the prior written consent of Landlord and Sublandlord, which consent (subject to the additional limitations below) shall be given or denied in accordance with the Master Lease; provided that Subtenant shall have an “Alteration Threshold” of $50,000 (as such term is defined in Section 4.1 of the Master Lease) where consent is not required as long as the alterations or improvements are not “Material Alterations”; and provided further that any alteration or improvement and the installation thereof by Subtenant shall comply with all applicable laws and all other applicable terms, conditions and provisions of the Master Lease.  Subtenant shall indemnify, defend (with legal counsel reasonably acceptable to Sublandlord), and hold Sublandlord harmless from all liability, costs and expenses arising from the design and construction of any such Subtenant alterations and improvements installed on or after the Commencement Date, including reasonable attorneys’ fees and court costs.  If required under Section 12 below, Subtenant shall remove such alterations and improvements and restore the Subleased Premises upon the expiration or termination of this Sublease.

There shall be no charge or fee imposed by Sublandlord for the review of the Initial Improvement Plan, provided that Subtenant shall reimburse Sublandlord for any actual third party out-of-pocket costs in connection with Sublandlord’s review of Subtenant’s plans, including any charges imposed by Landlord for its review.  If the Landlord consents to the Initial Improvement Plan or any subsequent alterations, then Sublandlord’s consent shall be deemed given on the same conditions (if any) as Landlord’s.

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7.3 Code Work Requirement

If Subtenant’s construction of alterations or improvements in the Subleased Premises triggers a requirement for code related upgrades to or improvements of the Subleased Premises, Sublandlord and Subtenant agree that Subtenant shall be responsible for the additional cost of such code required upgrade or improvements to the Subleased Premises.

7.4 Furniture

On the Commencement Date, Sublandlord shall provide Subtenant with the use of any the furniture itemized in Exhibit D hereto at no additional cost.  Subtenant shall use such furniture in the ordinary course of business. Subtenant shall have the right, at any time during the Term and at Subtenant’s sole cost and expense, to remove any item of furniture that is itemized on Exhibit D that it does not want to remain in the Subleased Premises (the “Removed Furniture”), provided that Subtenant shall notify Sublandlord of its intent and give Sublandlord the option to have Subtenant relocate any of the Removed Furniture to Sublandlord’s premises.  At the conclusion of the Term, Subtenant shall leave behind all of such furniture in the Subleased Premises, reasonable wear and tear excepted given the age of the furniture at that time (other than any Removed Furniture (as hereinafter defined).  Subtenant shall repair and maintain such furniture during the Term in accordance with reasonable commercial practices. Any furniture installed in the Subleased Premises by Subtenant, shall be removed at the conclusion of the Term.

7.5N/A

7.6Subtenant Allowance

Sublandlord shall provide Subtenant with an improvement allowance of $25 per rentable square foot (equal to $710,375) for reimbursement of Subtenant’s actual soft and hard costs incurred for the Subleased Premises (the “SIA”) in connection with the Initial Improvement Plan (including construction costs, moving expenses, furniture, architectural fees, engineering fees, project management fees, expeditor fees, permitting fees and other consultant costs).  The SIA shall be paid by Sublandlord within thirty (30) days of receipt of a request for reimbursement accompanied by reasonable documentary evidence of Subtenant’s previous payment in full of the costs, lien free completion, lien releases (if applicable) and any other materials reasonably required by Sublandlord.  In no event shall the SIA be payable (i) if there is a then existing monetary or material non-monetary default (until such default is cured to the reasonable satisfaction of Sublandlord within the applicable notice, cure, and/or grace periods) or (ii) prior to the later of Subtenant’s occupancy of the Subleased Premises or the completion of Subtenant’s improvements, if any.  If Sublandlord fails to pay the SIA  to Subtenant in accordance with this Section 7.6, Subtenant may offset the deficiency against its Base Rent payment.

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8. INSURANCE
8.1 Subtenant’s Insurance

During the Term, Subtenant shall maintain comprehensive general liability insurance, physical damage insurance, comprehensive automobile insurance, builders all risk insurance, and all other insurance Landlord and Sublandlord may reasonably require, all in accordance with the terms, conditions and provisions of the Master Lease.  Said initial requirements are set forth in Exhibit F.  Subtenant shall name Sublandlord (and such other entities as are required by Landlord) as an additional insured on each such insurance policy and shall provide Sublandlord with certificates of insurance certifying said coverage prior to taking possession of the Subleased Premises.

8.2 Waiver of Claims; Waiver of Subrogation

Whether the loss or damage is due to the negligence of either Sublandlord or Subtenant, their agents or employees, or any other cause, Sublandlord and Subtenant do each hereby release and relieve the other, their agents, and their employees from responsibility for, and waive their entire claim of recovery for, any loss or damage to the real or personal property of either located anywhere in the Building, to the extent that such loss or damage arises out of or is incident to the occurrence of any of the perils which are part of the required insurance coverage under the Master Lease in effect at such time under a then existing insurance policy.  Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party.  Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier’s right to be subrogated.  In the event that any insurance carrier denies its consent to the foregoing waiver of rights of subrogation, the affected party shall promptly advise the other party hereto.

9. DAMAGE OR DESTRUCTION

In the case of damage to or destruction of the Subleased Premises or other portions of the Building, the provisions of the Master Lease shall control, so that if the Master Lease is terminated as to the Subleased Premises, this Sublease shall also concurrently terminate, and if rent is abated under the Master Lease as to the Subleased Premises, it shall be similarly abated as to the same area for the same period of time under this Sublease, and Subtenant shall discharge all liabilities or obligations of Sublandlord under the Master Lease as to the Subleased Premises.

10. SECURITY DEPOSIT

10.1Initial Security Deposit

Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord a letter of credit in the amount of $866,658 which is equal to six months’ of the initial Base Rent (the “Security Deposit”).  The letter of credit shall be in form and substance acceptable to Sublandlord in its reasonable discretion.  If such letter of credit is issued for less

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than the entire Term, it shall be for a term of no less than one year and shall be renewed at least 60 days prior to its expiration.  In the final year of the Term, such letter of credit shall be renewed for a period through two months beyond the Lease Termination Date.  The Security Deposit shall secure the full and complete performance of each provision of this Sublease to be performed by Subtenant, including, but not limited to, the payment of Rent and all other sums required to be paid by Subtenant under this Sublease.  Except as required in this Section, Sublandlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Sublandlord’s own funds.  If Subtenant fails to perform any or all of Subtenant’s covenants and obligations and has not cured such non-performance within all applicable notice, cure and or grace periods under this Sublease, Sublandlord may, but without obligation to do so, draw on any letter of credit to the extent required for the payment of such non-performance only, and otherwise retain or apply all or any portion of the Security Deposit toward the fulfillment of Subtenant’s unperformed covenants and/or obligations.  If Sublandlord does so retain or apply any portion of the Security Deposit, Subtenant shall immediately pay Sublandlord cash sufficient to restore the Security Deposit to the amount prior to such application.  Upon the expiration or sooner termination of this Sublease, after Subtenant vacates and surrenders the Subleased Premises in accordance with the terms hereof, except to the extent that Subtenant is in default (and then only to the extent of such default), Sublandlord shall return to Subtenant any balance of the Security Deposit not applied or retained by Sublandlord and any letter of credit, and if Subtenant remains in default, then Sublandlord may draw on any letter of credit and otherwise subtract the amount necessary to cure the default, if any, and return the balance (and the letter of credit, if applicable) to Subtenant.  If the Security Deposit at any time is cash, it shall be maintained in an interest bearing account and Subtenant shall be entitled to all interest earned thereon less the deduction for administrative expenses permitted pursuant to Section 7-103 of the General Obligations Law.  In the event of an assignment by Sublandlord of its interest in the Master Lease, Sublandlord shall have the right to transfer the Security Deposit to the assignee, and Sublandlord shall thereupon be released for the return of the Security Deposit.

10.2Reduction

As long as Subtenant is not in default hereunder, the Security Deposit shall be reduced in accordance with the following schedule:

June 1, 2022:  Three months’ Base Rent based on the initial year of Base Rent (i.e, $144,443 x 3= $433,329).

Sublandlord, however, must specifically confirm in writing that the scheduled reduction is valid prior to the actual reduction (i.e., that there is no default or conditions existing which could lead to a default).

11. ASSIGNMENT AND SUBLETTING

11.1Restrictions

Except in strict accordance with the Assignment and Subletting terms of the Master Lease or the Consent, Subtenant shall not assign, mortgage, pledge, hypothecate,

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encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any persons other than Subtenant, its employees and invitees.  Any such assignment or sublease shall be subject to the consent of Landlord and Sublandlord under the standards established in the Master Lease. No partial floor subleases are permitted under the Master Lease.

Subtenant is specifically referred to a restriction in Section 14.1 of the Master Lease as follows:  “In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others; provided,  however, any immediate direct permitted subtenant of Tenant subleasing at least one (1) full floor of the Premises (excluding the Lower Floor Space) (an “Authorized Subtenant”) may sublease all of its sublet space to an undertenant in accordance with, and subject to, the provisions of this Article 14, including, without limitation, Landlord’s rights of recapture and underlet in Section 14.3(b)(2) and (3) with respect to the further subletting, except, for the purposes of calculating Landlord’s share of net profits under Section 14.7, Landlord’s share shall be equal to fifty percent (50%) of rents, additional charges or other consideration payable to or for the benefit of the Authorized Subtenant under or by reason of the further sublease which is in excess of the rents payable by such Authorized Subtenant to Tenant during the term of the further sublease and shall otherwise be calculated in accordance with the provisions of Section 14.7.  Any assignment, sublease, mortgage, pledge, encumbrance, underlet, license or transfer in contravention of the provisions of this Article 14 shall be void and shall constitute a default hereunder.”

11.2Permitted Transfers

Following reasonable advance written notice and documentation delivered to Sublandlord, or if by the terms of the transaction or requirement of applicable law, the applicable instrument of assignment or sub-sublease is not permitted to be disclosed in advance, within ten (10) days after the effective date, the transfers permitted by Sections 7(b), (c), and (d) of the Consent to Sublease, shall not require Sublandlord’s consent, and such transfers shall not be subject to Sublandlord’s recapture or profit sharing rights, provided that (i) Subtenant obtains any required consents from Landlord, (ii) there is no impairment to the Security Deposit, and (iii) such assignee or subtenant is financially capable of meeting the remaining Sublease obligations.  Sections 14.9(a) (“New Entity Transactions”) and 14.9(b) (“Space Occupants”) are expressly not applicable to this Sublease.

11.3Profits

After payment to the Landlord of its share of net profits referred to in Section 11.1 above, any remaining net profits shall be shared equally between Sublandlord and Subtenant, with the method of calculation as set forth in Article 14 of the Master Lease.  Sublandlord’s calculation shall be derived from Landlord’s calculation, the details of which shall be provided to Subtenant promptly following receipt from Landlord.

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12. NO HOLDOVERS; SURRENDER OF SUBLEASED PREMISES
12.1 Holdover

Upon expiration of the term of this Sublease, whether by lapse of time or otherwise, Subtenant shall promptly and peacefully surrender the Subleased Premises to Sublandlord in the condition required under the Master Lease.  Subtenant agrees that time shall be of the essence with respect to Subtenant’s obligation to surrender possession of the Subleased Premises to Sublandlord upon the termination of the Term, and further agrees that in the event Subtenant does not promptly surrender possession of the Subleased Premises to Sublandlord upon such termination, Sublandlord, in addition to any other rights and remedies Sublandlord may have against Subtenant for such holding over, the Base Rent shall be increased to 150% of the Base Rent specified for the final month in Section 4.3.  Sublandlord shall be entitled to bring summary proceedings against Subtenant, and Subtenant agrees to reimburse Sublandlord for all Sublandlord’s damages sustained by reason of such holding over, including all monetary damages sustained by Sublandlord under the Master Lease by reason of Subtenant’s holdover.

12.2 Restoration

The Subleased Premises shall be surrendered by Subtenant upon the expiration or earlier termination of the Term in the condition required by the Master Lease and Section 7.2 hereof; provided that Subtenant shall not be responsible for any such removal or restoration with respect to physical improvements in existence prior to the Commencement Date which were not constructed by Subtenant.  In addition, Sublandlord shall not require the removal or restoration of anything in the Initial Improvement Plan (or any subsequent changes or modifications thereto) unless such removal or restoration is required by Landlord pursuant to the specific terms of the Master Lease regarding Non-Standard Alterations (unless Landlord has waived any such removal or restoration rights in connection with its prior approval of such Initial Improvement Plan, or any subsequent changes of modifications thereto), or is specifically noted in connection with Landlord’s approval of the Initial Improvement Plan (or any subsequent changes or modifications thereto).

13. DEFAULT
13.1 Events of Default

The occurrence of any of the following shall constitute a default under this Sublease by Subtenant:

(i) Any failure by Subtenant to pay any Rent or any other charge required to be paid pursuant to this Sublease, or any part thereof, within five (5) business days of receipt of written notice that the same is overdue; or

(ii) Any holdover under Article 12; or

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(iii) Any failure by Subtenant to observe or perform any other provision, covenant or condition of this Sublease or the Master Lease to be observed or performed by Subtenant with such notice and cure periods as are provided for in the Master Lease; or if the failure relates to a term unique to this Sublease, then where such failure continues for thirty (30) calendar days after written notice thereof from either Sublandlord or Landlord to Subtenant, or in the case of a default not caused by Subtenant’s willful acts which cannot be cured within a period of thirty (30) days, if Subtenant shall not, within said thirty (30) day period have commenced  substantive measures to cure the default and continued to use its best efforts to complete the cure in an expeditious manner;

(iv) Any act or omission of Subtenant which constitutes a default under the Master Lease subject to the notice and cure periods provided thereunder.
13.2 Remedies Upon Default

Upon the occurrence of any default by Subtenant, Sublandlord shall have the remedies available to Sublandlord under this Sublease, in the Master Lease, or at law or in equity.

13.3 [intentionally deleted]
13.4 Waiver of Default

No waiver by Sublandlord or Subtenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained.  Forbearance by Sublandlord in enforcement of one or more of the remedies herein provided upon a default shall not be deemed or construed to constitute a waiver of such default.  The acceptance of any Rent hereunder by Sublandlord following the occurrence of any default, whether or not known to Sublandlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

14. INDEMNITY; LIMITATION OF DAMAGES
14.1 Subtenant’s Indemnity

Subtenant shall indemnify, defend (with legal counsel selected by Subtenant and reasonably acceptable to Sublandlord), and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord) by reason of (i) any accidents, damages or injuries to persons or property occurring by reason of or directly related to Subtenant’s (or Subtenant’s officers’, partners’, employees’, agents’, and/or invitees’) use or occupancy of the Subleased Premises, and occurring in, on or about the Subleased Premises or the Building (unless the same shall have been caused by Sublandlord’s negligence or wrongful act) , (ii) any breach or default hereunder or under the Master Lease on Subtenant’s part, (iii) any improvement or remodeling work done

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by Subtenant after the date hereof in or to the Subleased Premises, or (iv) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, and/or invitees, or any person claiming through or under Subtenant in the use or operation of the Subleased Premises.

14.2 Sublandlord’s Indemnity

Sublandlord shall indemnify, defend (with legal counsel selected by Sublandlord and reasonably acceptable to Subtenant), and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of (i) any breach or default hereunder or under the Master Lease on Sublandlord’s part or (ii) any act, omission or negligence on the part of Sublandlord and/or its officers, partners, employees, agents, and/or invitees, or any person claiming through or under Sublandlord in the use or operation of the Subleased Premises.

14.3 No Consequential or Punitive Damages; Survival

Neither Sublandlord nor Subtenant shall be liable for any consequential or punitive damages suffered by the other party hereto outside of the framework of the Master Lease.  The provisions of this Section 14 shall survive the expiration or any earlier termination of this Sublease.

14.4Waiver of Subrogation

The indemnities under Sections 14.1 and 14.2 are expressly limited by the terms of the Mutual Waiver of Subrogation set forth in Article 11.6 of the Master Lease.

15. LIMITATIONS ON MODIFICATION/TERMINATION OF MASTER LEASE

Sublandlord shall have the right to modify the Master Lease in any manner without notice to or consent from Subtenant; provided that notwithstanding the foregoing, as long as Subtenant is not in monetary or material non-monetary default under this Sublease, Sublandlord shall not modify or terminate the Master Lease in any manner that would change Sublandlord’s obligations or Subtenant’s rights in this Sublease, including without limitation Subtenant’s right to occupy the Subleased Premises in accordance with the terms of this Sublease, monthly Base Rent, Additional Rent, the term of this Sublease, or any other term material to Subtenant’s ongoing operations at the Premises.

16. NOTICES UNDER MASTER LEASE

Subtenant and Sublandlord each agree to forward to the other, promptly upon receipt thereof, copies of all notices received by the other, with respect to the Subleased Premises from Landlord or from any governmental agency.  Each party further agrees to forward to the other, for informational purposes only, promptly upon delivery thereof, copies of all notices such party provides to Landlord with respect to the Subleased Premises.

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17. PERFORMANCE BY SUBLANDLORD FOR SUBTENANT

If Subtenant shall default, beyond the lapse of applicable notice and grace periods, in performance of any of its obligations hereunder or under the Master Lease, Sublandlord at its option may perform such obligations and, if necessary, enter the Subleased Premises for such purpose.  Subtenant shall pay to Sublandlord, within thirty (30) days of demand, the amount of all costs and expenses reasonably incurred by Sublandlord in the performance of any such obligations.  Any action taken by Sublandlord pursuant to this Section 17 shall not constitute a waiver of any of Sublandlord’s other rights and remedies hereunder.

18. ATTORNMENT

Subject to the terms and conditions of any Nondisturbance Agreement with Landlord which may be obtained for Subtenant’s benefit as permitted under the Master Lease, if (a) the Master Lease should be terminated prior to the expiration date of this Sublease or (b) Landlord should succeed to Sublandlord’s estate in the Subleased Premises, then, at Landlord’s election, or, at the joint election of Sublandlord and Landlord, Subtenant shall attorn to and recognize Landlord as Sublandlord under this Sublease and Subtenant shall promptly execute and deliver any instrument to Landlord which Landlord may require to reasonably evidence such attornment, whereupon Sublandlord shall be released from any and all obligations and liability thereafter arising provided that Landlord assumes all such obligations.  The cost of any Nondisturbance Agreement (including Landlord’s legal fees) shall be paid by Subtenant (or reimbursed to Sublandlord as Additional Rent upon invoice).

19. COMPLIANCE WITH LAW

Subtenant shall not do anything or suffer anything to be done in or about the Subleased Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.

20. LATE CHARGES

In addition to and not in limitation of any other remedies for non-payment of Rent, any payment of Rent not received within ten (10) business days after the date it is due (for example, with respect to Base Rent, the due date is the first of the month without the requirement of further notice) shall automatically be subject to a late charge equal to three percent (3%) of the amount owing plus reasonable attorney’s fees incurred by Sublandlord by reason of Subtenant’s failure to pay Rent when due hereunder.  Such late charge is a service charge intended to compensate Sublandlord for the additional administrative and other costs and expenses it incurs by reason of such late payment.  Subtenant hereby agrees that such late charge represents a fair and reasonable estimate of the costs that Sublandlord will incur by reason of the late payment of Rent by Subtenant.  In addition to such late charge, any Rent owing hereunder which is not paid within thirty (30) days after the date it is due (including any grace periods hereunder or under the Master Lease) shall bear interest from the due date until paid at a rate equal to the lesser of ten percent (10%) per annum and the highest rate permitted by applicable law.  Sublandlord shall not assess any charges under this Section 20 with respect to the first late payment in any given

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calendar year; provided that if Subtenant thereafter still fails to pay either (i) such first amount within ten (10) days after subsequent written notice from Sublandlord thereof or (ii) any subsequent amounts owed as required under this Sublease, then in either event, the charges may be assessed.

21. BROKERS

Sublandlord and Subtenant each represents and warrants to the other that no broker or finder has been consulted or engaged with regard to this Sublease or the subleasing by Sublandlord of the Subleased Premises except for CBRE, Inc on behalf of Subtenant and CBRE, Inc. and Jones Lang LaSalle Americas, Inc., on behalf of Sublandlord (collectively, the “Brokers”) and that no commissions shall be due and owing as a result of this Sublease except for commissions payable to the Brokers.  Sublandlord shall pay all commissions owing to the Brokers in respect of this Sublease pursuant to a separate agreement.  Sublandlord agrees to indemnify, defend and save Subtenant harmless from and against any and all claims, fees or commissions from anyone else with whom it has dealt in connection with the Subleased Premises or this Sublease, including the Brokers.  Subtenant agrees to indemnify, defend and Sublandlord harmless from and against any and all claims, fees or commissions from anyone with whom it has dealt in connection with the Subleased Premises or this Sublease other than the Brokers.

22. BUILDING DIRECTORY; SIGNAGE

Subtenant shall be obligated for all costs, if any, associated with directory signage in the lobby of the Building and the Subleased Presmies, and shall work directly with Building management to pursue such signage as permitted in the Master Lease. If Landlord’s consent is required under the Master Lease to any signage, then Sublandlord’s consent shall be deemed given upon Landlord’s consent.

23. NOTICES

Any notice, approval, consent or election made pursuant to this Sublease or the Master Lease shall be in writing and shall be deemed duly delivered upon receipt if delivered personally or if mailed by registered or certified mail, return receipt requested, or by a reputable nationally recognized overnight carrier, addressed:

If to Sublandlord:O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Attention:  Office Administrator

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with a copy to:O’Melveny & Myers LLP

400 South Hope Street

Suite 1800

Los Angeles, California  90071

Attention:  Teresa Doremus

If to Subtenant:Resources Connection Inc.

17101 Armstrong Avenue
Irvine, California 92614
Attention:  Director of Real Estate Operations

with a copy to:Resources Connection Inc.

17101 Armstrong Avenue
Irvine, California 92614
Attention:  General Counsel

with a further copy to:Zukerman Gore Brandeis & Crossman, LLP

Eleven Times Square

New York, NY  10036

Attn: Jeffrey D. Zukerman, Esq.

Either party may, by notice as aforesaid, direct that future notices be sent to a different address.

24. ENTIRE AGREEMENT

All prior understandings and agreements between the parties with respect to the subject matter hereof are merged within this Sublease and the Master Lease.  The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord, Subtenant, and their respective successors and permitted assigns.

25. TIME OF ESSENCE

Time is of the essence of this Sublease and each of its provisions.

26. LIMITATION ON SUBTENANT LIABILITY

    Notwithstanding, anything to the contrary contained herein or in the Master Lease, but subject to the application of fraudulent conveyance and bankruptcy laws permitting recapture of distributed assets, (i) the members, manager, partners, shareholders, directors, officers and principals, direct and indirect, comprising Subtenant

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shall not be liabile for the performance of Subtenant’s obligations under this Sublease, and (ii) Sublandlord shall look solely to the assets of Subtenant to enforce Subtenant’s obligations hereunder, it being understood and agreed that the members, amangers, partners, shareholders, directors, officers and principals of Subtenants shall have no personal liability whatsoever with respect to Subtenant’s obligations under this Sublease.

27. AMENDMENT

This Sublease may not be changed or amended orally or in any manner other than by written agreement signed by the parties.

28. ATTORNEYS’ FEES

If either party commences any action to enforce any provision of this Sublease or protect its interest in or to the Subleased Premises, the prevailing party shall be entitled to costs and expenses, including reasonable attorneys’ fees, incurred in such proceeding and on any appeals therefrom.

29. PARTIAL INVALIDITY

If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Sublease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

30. CHOICE OF LAW

This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

31. INTERPRETATION

The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation.  This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted.  All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

32. COUNTERPARTS

This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  This Sublease shall be fully executed when each party whose signature is required has signed

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and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

33. AUTHORITY

Subtenant and Sublandlord each represents and warrants to the other that it has all requisite power and authority (whether corporate, partnership or otherwise) to enter into this Sublease.

34. EFFECTIVENESS

This Sublease shall be effective only when executed and delivered by Sublandlord and Subtenant and the conditions precedent set forth in Section 5 above have been satisfied or waived as provided therein.

34.EXPANSION SPACE

[NONE]

[signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

SUBLANDLORD:SUBTENANT:

O’MELVENY & MYERS LLP,RESOURCES CONNECTION, LLC

a California limited liability partnershipa Delaware limited liability company dba Resources Global Professionals

By: /s/ Teresa DoremusBy: Herbert Mueller

Name: Teresa DoremusName: Herbert Mueller

Its: Managing DirectorIts: CFO/EVP

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EXHIBIT A

MASTER LEASE

1.Lease dated as of January 28, 2003

2.First Amendment dated as of February 11, 2003

3.Second Amendment dated as of April 30, 2003

4.Third Amendment dated as of December 15, 2003

5.Fourth Amendment dated as of February 25, 2005

6.Fifth Amendment dated as of February 8, 2006

7.Sixth Amendment dated as of September 29, 2006

8.    Letter (Re:  Modification of Sixth Amendment) dated October 6, 2006

9.Notice of Modification of Second and Fourth Amendments dated May 2, 2007

10.Seventh Amendment to Lease dated September 19, 2008

11.Documents  from existing Resources Connection Sublease:

(a) Subordination, Non-Disturbance and Attornment Agreement (Re: Resources Connection Inc.) dated January 4, 2010

(b) Consent to Sublease (Re:  Resources Connection Inc.) dated January 4, 2010

(c)  Sublease Agreement (Re:  Resources Connection Inc.) dated January 21, 2010

A-1

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EXHIBIT B

Subleased Premises

B-1

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EXHIBIT C

CONSENT AGREEMENT

(SUBLEASE)

C-1

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EXHIBIT D

Furniture

D-1

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EXHIBIT E

Initial Improvement Plan

E-1

LA3:1140459.9

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EXHIBIT F

Initial Insurance Requirement

Insurance shall be provided in accordance with the Master Lease Requirements

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